UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 8, 2008

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Ceragenix Pharmaceuticals, Inc. (the “Company”) held on March 8, 2008, the Committee approved the following:

1.               Cash awards to executive officers pursuant to 2007 incentive targets previously established by the Committee;

2.               Base salaries for the Company’s executive officers for 2008; and

3.               Cash award incentive targets for 2008.

2007 Cash Awards

The Committee approved the following cash awards for certain named executive officers.  Such awards will be paid at some time in the future when the Committee determines the Company has sufficient cash to pay such awards.

Name	Title	Cash Award

Steven S. Porter	Chief Executive Officer	$62,500

Carl Genberg	SVP of R&D	$57,500

Jeffrey S. Sperber	Chief Financial Officer	$52,500

Russell L. Allen	VP of Corporate Development	$45,000

Base Salaries

The Committee approved the following base salaries for 2008.  The 2008 base salaries are the same as those for 2007.

Name	Title	Cash Award

Steven S. Porter	Chief Executive Officer	$250,000

Carl Genberg	SVP of R&D	$230,000

Jeffrey S. Sperber	Chief Financial Officer	$210,000

Russell L. Allen	VP of Corporate Development	$180,000

2008 Cash Award Incentive Targets

The Committee also approved targets for determining whether to award each of the named executive officers cash incentive awards up to an amount equal to 50% of the executive’s base salary in 2008.  The performance criteria are based upon the attainment by the Company of certain strategic goals.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated: March 11, 2008	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer